UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 11, 2012

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12822	58-2086934
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Abernathy Road, Suite 260
Atlanta, Georgia 30328
(Address of principal executive offices)

(770) 829-3700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth below under Item 8.01 is hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth below under Item 8.01 is hereby incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information set forth below under Item 8.01 is hereby incorporated by reference into this Item 5.07.

Item 8.01. Other Events.

On October 11, 2012, Beazer Homes USA, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). A total of 104,392,202 shares were represented in person or by valid proxy at the Special Meeting. The Company’s stockholders approved a proposal to permit the Company’s Board of Directors, in its sole discretion, to file a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter Amendment”), to (i) effect a 1-for-5 reverse split of the outstanding shares of the Company’s common stock (the “Reverse Stock Split”) and (ii) decrease the number of shares of the Company’s common stock authorized for issuance from 180 million to 100 million. The final voting results at the Special Meeting with respect to the Charter Amendment were 66,589,149 shares for, 37,385,522 shares against, and 417,531 share abstentions.

After discussion with several institutional stockholders, the Company’s Board of Directors has determined that it will propose and recommend at its upcoming 2013 annual meeting a further decrease in the number of shares of common stock authorized for issuance from 100 million to 63 million.

On October 11, 2012, the Company filed the Charter Amendment with the Delaware Secretary of State to effect the Reverse Stock Split and decrease the number of shares of common stock authorized for issuance from 180 million to 100 million. The Charter Amendment became effective at 4:15 p.m. (Eastern time) on October 11, 2012. As a result, every five outstanding shares of the Company’s common stock combined automatically into one share of common stock. Each stockholder’s percentage ownership in the Company and proportional voting power remains unchanged after the Reverse Stock Split, except for minor changes and adjustments resulting from the treatment of fractional shares. The Charter Amendment and new specimen physical common stock certificate are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and each is incorporated herein by reference.

On October 11, 2012, the Company announced that it had effected the Reverse Stock Split and that trading in its common stock on the New York Stock Exchange on a split-adjusted basis would begin on the morning of October 12, 2012. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of the Reverse Stock Split, adjustments were made to certain terms of certain of the Company’s outstanding securities, including its 7.25% Tangible Equity Units, its 7.50% Tangible Equity Units and its 7.50% Mandatory Convertible Subordinated Notes due 2013. Adjustments were also made to the rights issued pursuant to the terms of the Company’s Section 382 Rights Agreement (the “Rights Agreement”). A chart summarizing the adjustments made to certain terms of the Company’s outstanding securities and a summary of the adjustments made to the Rights Agreement are filed as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K and each is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Beazer Homes USA, Inc.
4.1	Specimen Physical Common Stock Certificate of Beazer Homes USA, Inc.
99.1	Press Release dated October 11, 2012
99.2	Adjustments to Certain Terms of Certain Securities of Beazer Homes USA, Inc. in Connection with Reverse Stock Split
99.3	Summary of Adjustments to Certain Terms of the Beazer Homes USA, Inc.’s Rights Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEAZER HOMES USA, INC.

Date: October 12, 2012	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President, General Counsel and Chief Administrative Officer